Exhibit 15.6

NOORDENDIJK 189
POSTBUS 574
3300 AN DORDRECHT

T. (078) 648 15 55
P. (078) 648 15 59

To the board of directors and shareholders of
Magic Benelux B.V.	INFO@VERSTEGENACCOUNTANTS.NL
Pelmolen 17	WWW.VERSTEGENACCOUNTANTS.NL
3994 XX HOUTEN

Dordrecht, November 11, 2010

Ref.: KH/VK/JV

Dear Sirs,

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-156686) of our report dated January 29, 2010, which report is included in this amendment No. 2 to the annual report of Formula Systems (1985) Ltd. on Form 20-F/A for the year ended December 31, 2009.

On behalf of Verstegen accountants en adviseurs,

Drs. L.K. Hoogendoorn RA MGA

VERSTEGEN ACCOUNTANTS EN ADVISEURS BV - K.V.K. NR. 24342109